Nanophase Technologies Corporation S-1/A

Exhibit 99.1

FORM OF INSTRUCTIONS AS TO USE OF NANOPHASE TECHNOLOGIES CORPORATION

SUBSCRIPTION RIGHTS CERTIFICATES

CONSULT THE SUBSCRIPTION AND INFORMATION AGENT,

YOUR BANK OR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering by Nanophase Technologies Corporation, a Delaware corporation (“we,” “us,” “our,” or the “Company”), to the stockholders of its common stock, par value $0.01 per share, as described in the prospectus (the “Prospectus”) which forms a part of the Registration Statement on Form S-1, first filed with the Securities and Exchange Commission on November 21, 2023, as amended or supplemented from time to time. Holders of our common stock as of 5:00 p.m., New York City time, on December 20, 2023 (the “Record Date”) are receiving, at no charge, one non-transferable subscription right for each share of common stock owned as of that date. The total number of shares of our common stock available to all of our stockholders as a group upon exercise of the subscription rights is 5,000,000.

The subscription rights give our stockholders the opportunity to purchase our common stock for $0.40 per full share. Each subscription right includes a basic subscription privilege and an over-subscription privilege. Under the basic subscription privilege, for each share of common stock that you own as of the Record Date, you will be entitled to purchase 0.1 shares of common stock at the subscription price of $0.40 per full share.

If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right, and limited to 1.6 times the number of shares that you purchased under the basic subscription privilege. To the extent the number of the unsubscribed shares is not sufficient to satisfy all of the properly exercised over-subscription rights requests, then the available shares will be prorated among those who properly exercised over-subscription rights based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of common shares than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining common shares will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you, assuming that no stockholder other than you has purchased any shares of our common stock pursuant to their basic subscription privilege and over-subscription privilege. We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges. See “The Rights Offering—The Subscription Rights” in the Prospectus.

You are not required to exercise any or all of your subscription rights.

The certificates representing the shares issued upon exercise of the subscription rights will be sent as soon as practicable after the expiration time of the rights offering, which is at 5:00 p.m., New York City time, on January 19, 2024 (the “Expiration Time”), unless the rights offering is extended, and after all pro rata allocations and adjustments have been completed.

You must properly complete the enclosed Subscription Rights Certificate and deliver it, along with the full subscription price (including any amounts in respect of your over-subscription privilege), to the subscription agent, Broadridge Corporate Issuer Solutions, LLC, before the Expiration Time, unless it is extended. If you send your Subscription Rights Certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested.

The subscription rights will expire after the Expiration Time. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your Subscription Rights Certificate(s) or your subscription payment after that time, regardless of when the Subscription Rights Certificate(s) and subscription payment were sent. See “The Rights Offering—Expiration Date and Amendments” in the Prospectus.

If you do not exercise your subscription rights and the rights offering is completed, the number of shares of our common stock you own will not change but your percentage ownership of our total outstanding common stock will decrease to the extent shares are purchased by other stockholders in the rights offering. Your percentage ownership of our common stock may also decrease if you do not exercise your basic subscription privilege and over-subscription privilege in full. Please see the discussion of risk factors related to the rights offering, including dilution, under the heading “Risk Factors—Risks Related to the Rights Offering,” in the Prospectus.

If you have any questions concerning the rights offering, please contact the subscription agent, Broadridge Corporate Issuer Solutions, LLC, by telephone at 1-800-789-8409 or by email at shareholder@broadridge.com.

YOUR SUBSCRIPTION RIGHTS CERTIFICATES AND SUBSCRIPTION PAYMENT FOR EACH RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE, PLUS THE FULL SUBSCRIPTION PAYMENT FOR ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME. ONCE YOU HAVE EXERCISED YOUR BASIC SUBSCRIPTION PRIVILEGE AND/OR OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED, EVEN IF YOU LATER LEARN INFORMATION THAT YOU CONSIDER TO BE UNFAVORABLE TO THE EXERCISE OF YOUR SUBSCRIPTION RIGHTS AND EVEN IF THE RIGHTS OFFERING IS EXTENDED BY OUR BOARD OF DIRECTORS. HOWEVER, IF WE AMEND THE RIGHTS OFFERING TO ALLOW FOR AN EXTENSION OF THE RIGHTS OFFERING FOR A PERIOD OF MORE THAN 30 DAYS OR MAKE A FUNDAMENTAL CHANGE TO THE TERMS SET FORTH IN THE PROSPECTUS, YOU MAY CANCEL YOUR SUBSCRIPTION AND RECEIVE A REFUND OF ANY MONEY YOU HAVE ADVANCED. SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.

1. Method of Subscription—Exercise of Subscription Rights.

To exercise your subscription rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such subscription rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the subscription price for each share of common stock subscribed for pursuant to the basic subscription privilege plus the full subscription price for any unsubscribed shares you elect to subscribe for pursuant to the over-subscription privilege, to the subscription agent, on or prior to the Expiration Time. Payment of the subscription price will be held in a segregated account to be maintained by the subscription agent. All payments must be made in United States dollars for the full number of shares of common stock being subscribed for, by cashier’s or certified check drawn upon a United States bank payable to “Broadridge Corporate Issuer Solutions, as Subscription Agent for Nanophase Technologies Corporation”, and sent to the address below:

By hand delivery or overnight courier, excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, LLC

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

By mail:

Broadridge Corporate Issuer Solutions, LLC

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Delivery to an address or by a method other than those above will not constitute valid delivery.

When making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf.

If you do not indicate the number of subscription rights being exercised, or if you do not forward the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. Any excess subscription payments received by the subscription agent will be returned to you by mail, without interest, as soon as practicable after completion of the rights offering and after all pro rata allocations and adjustments have been completed.

Brokers, custodian banks and other nominee holders of subscription rights who exercise the basic subscription privilege and the over-subscription privilege on behalf of beneficial owners of subscription rights will be required to certify to the subscription agent and the Company, in connection with the exercise of the over-subscription privilege, as to the aggregate number of subscription rights that have been exercised pursuant to the basic subscription privilege and the number of shares of common stock that are being subscribed for pursuant to the over-subscription privilege, by each beneficial owner of subscription rights (including such nominee itself) on whose behalf such nominee holder is acting.

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

If the amount you pay in connection with the exercise of your over-subscription privilege exceeds the subscription price of the number of shares allocated to you, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payment will be returned to you, without interest, as soon as practicable. If the amount you pay in connection with the exercise of your over-subscription privilege is less than the subscription price of the maximum number of unsubscribed shares available for purchase under your over-subscription privilege, you will be allocated only the number of shares for which you actually paid the subscription price. See “The Rights Offering—The Subscription Rights” in the Prospectus.

Fractional shares of our common stock resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

2. Issuance of Common Stock.

The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate, unless you provide instructions to the contrary in your Subscription Rights Certificate.

(a) Basic Subscription Privilege. As soon as practicable following the Expiration Time and the valid exercise of the subscription rights, the subscription agent will mail to each exercising subscription rights holder certificates representing shares of common stock purchased pursuant to the basic subscription privilege.

(b) Over-Subscription Privilege. As soon as practicable following the Expiration Time and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, the subscription agent will mail to each subscription rights holder that validly exercises the over-subscription privilege certificates representing the number of shares of common stock, if any, allocated to such subscription rights holder pursuant to the over-subscription privilege.

(c) Excess Cash Payments. As soon as practicable following the Expiration Time and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, any excess subscription payments received in payment of the subscription price will be mailed by the subscription agent to each subscription rights holder, without interest.

3. No Sale or Transfer of Subscription Rights.

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.

4. Execution.

(a) Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the subscription agent in its sole and absolute discretion, must present to the subscription agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the subscription agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an eligible institution if you specify special payment or delivery instructions.

5. Method of Delivery.

The method of delivery of Subscription Rights Certificates and payment of the subscription price to the subscription agent will be at the election and risk of the subscription rights holder.

6. Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company.

In the case of subscription rights that are held of record through The Depository Trust Company (“DTC”), exercises of the basic subscription privilege and of the over-subscription privilege may be effected by instructing DTC to transfer the subscription rights from the DTC account of such holder to the DTC account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised pursuant to the basic subscription privilege and the number of unsubscribed shares subscribed for pursuant to the over-subscription privilege by each beneficial owner of the subscription rights on whose behalf such nominee is acting, and payment of the subscription price for each share of common stock subscribed for pursuant to the basic subscription privilege and the over-subscription privilege.

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